As filed with the Securities and Exchange Commission on October 7, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCYTE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3136539
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Experimental Station

Route 141 & Henry Clay Road

Building E336

Wilmington, Delaware 19880

(302) 498-6700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

Paul A. Friedman

Chief Executive Officer

Incyte Corporation

Experimental Station

Route 141 & Henry Clay Road

Building E336

Wilmington, Delaware 19880

(302) 498-6700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copy to:

Stanton D. Wong

Pillsbury Winthrop LLP

P.O. Box 7880

San Francisco, CA 94120

Telephone: (415) 983-1000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (1)
Common Stock, $.001 par value (2)(3)	$175,000,000	(4)	$22,173

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Associated with the common stock are series A participating preferred stock purchase rights that will not be exercisable or be evidenced separately from the common stock prior to the occurrence of certain events.
(3)	Subject to footnote (4), there are being registered an indeterminate number of shares of common stock of the Registrant as may be sold from time to time by the Registrant.
(4)	In no event will the aggregate offering price of all common stock issued from time to time pursuant to this registration statement exceed $175,000,000.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2004

PROSPECTUS

$175,000,000

INCYTE CORPORATION

Common Stock

We may from time to time offer and sell shares of our common stock in one or more offerings. We will specify in the accompanying prospectus supplement the terms of any such offering.

We may sell common stock directly to investors or through agents, underwriters or dealers. We will set forth the names of any underwriters or agents and their compensation in the accompanying prospectus supplement.

This prospectus may not be used to sell any shares of common stock unless accompanied by a prospectus supplement.

Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page 2.

Our common stock is traded on the Nasdaq National Market under the symbol “INCY.” On October 6, 2004, the closing price of our common stock on the Nasdaq National Market was $10.73 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2004.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time issue and sell shares of our common stock in one or more offerings with a maximum aggregate offering price of $175,000,000.

This prospectus describes our common stock and the general manner in which we will offer our common stock. Each time we sell shares of common stock, we will provide a prospectus supplement that describes the specific manner in which those shares will be offered. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with the documents incorporated by reference and described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “Incyte,” “we,” “us” and “our” refer to Incyte Corporation and its subsidiaries.

RISK FACTORS

Investing in our common stock involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in our common stock. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement and appearing or incorporated by reference in this prospectus.

INCYTE CORPORATION

Incyte Corporation is focused on the discovery and development of novel, small molecule drugs to treat major medical conditions, including infection with human immunodeficiency virus, or HIV, inflammatory disorders, cancer and diabetes. We have assembled a team of scientists with core competencies in the areas of medicinal chemistry, and molecular, cellular and in vivo biology.

Incyte and BioKnowledge are our registered trademarks. We also refer to trademarks of other corporations and organizations in this prospectus.

Incyte was incorporated in Delaware in 1991. Our executive offices are located at Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, DE 19880 and our telephone number is (302) 498-6700.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the common stock offered by this prospectus for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness, financing of capital expenditures, research and development of new technologies, future acquisitions and strategic investment opportunities. Pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest bearing securities.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, $.001 par value per share and preferred stock, $.001 par value per share. This description is only a summary. Our certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference into this prospectus. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock. See “Where You Can Find More Information.”

Common Stock

General. We are authorized to issue up to 200,000,000 shares of common stock. As of September 30, 2004, there were 73,553,260 shares of common stock issued and outstanding.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of funds legally available therefor.

Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the common stock offered, when issued, will be, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. As of September 30, 2004, no shares of preferred stock were issued and outstanding. Of the authorized shares, 250,000 shares have been designated series A participating preferred stock, which have been authorized for issuance as described below. Our board of directors has the authority, without further action by our stockholders, to issue from time to time the preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•	the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Stockholder Rights Plan

In September 1998, we adopted a stockholder rights plan. Under the rights plan, we will issue one right with respect to each share of common stock that is issued prior to the distribution date described below. Except as set forth below, each right, when exercisable, entitles the holder to purchase from us one one-thousandth of a share of our series A participating preferred stock at a price of $200.00, subject to adjustment. The rights are not exercisable until a distribution date. Until a right is exercised, the holder of the right, as such, will have no rights as a stockholder of ours and will not have the right to vote or to receive dividends.

In general, the rights separate from the common stock and a “distribution date” will occur upon the earlier of:

•	the public announcement of the acquisition by a person or group of 15% or more of our common stock or

•	ten days after the commencement of, or public announcement of an intention to make, a tender offer or exchange offer that would result in the acquisition of 15% or more of our common stock.

If a person or group acquires 15% or more of our common stock, all rightholders except the buyer will be entitled to acquire our common stock at a discount and, under certain circumstances, to acquire shares of the acquiring company at a discount. Also, in the event our board of directors may authorize the exchange of all or part of the then outstanding and exercisable rights for shares of our common stock at a rate of one share of our common stock per right if the buyer has not acquired 50% or more of our common stock.

Our board of directors may authorize the redemption of the rights, at a price of $0.01 per right, at any time before a person or group acquires 15% or more of our common stock. The rights will expire on September 25, 2008.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date that person became an “interested stockholder,” unless the business combination was approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of our outstanding voting stock.

Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our board of directors, and as a result could discourage attempts to acquire us, which could depress the market price of our common stock.

Transfer Agent

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report thereon included therein and incorporated herein by reference. Our consolidated financial statements and schedule are incorporated by reference in this prospectus in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date such documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2003;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

•	our Current Reports on Form 8-K filed on February 2, 2004, February 12, 2004, February 13, 2004 and March 8, 2004;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed January 5, 1996; and

•	the description of our series A participating preferred stock purchase rights contained in our Registration Statement on Form 8-A filed September 30, 1998.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated in, or deemed to be incorporated by reference to, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in

•	the prospectus;

•	the accompanying prospectus supplement; or

•	any other subsequently filed document which also is incorporated in, or is deemed to be incorporated by reference to this prospectus;

modifies or supersedes the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, DE 19880, telephone (302) 498-6700. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

SEC registration fee	$22,173
Printing expenses*	75,000
Legal fees and expenses*	100,000
Accounting fees and expenses*	10,000
Miscellaneous*	12,827

$220,000

*	Estimated.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant’s Integrated Certificate of Incorporation, as amended (Exhibit 3(i)(a) to the Registrant’s annual report on Form 10-K for the year ended December 31, 2002 and Article V of the Registrant’s Bylaws (Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included on page II-3 hereof).

*	To be filed by amendment or pursuant to a report on Form 8-K pursuant to regulation S-K, Item 601(b), and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (2)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities Exchange Act under Section 305(b)(2) of the Act.

(5) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 7, 2004.

INCYTE CORPORATION

By:	/S/ PAUL A. FRIEDMAN
Paul A. Friedman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Paul A. Friedman, David C. Hastings and Patricia A. Schreck, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PAUL A. FRIEDMAN Paul A. Friedman	President, Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2004

/S/ DAVID C. HASTINGS David C. Hastings	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 7, 2004

/S/ SCOTT W. HURLEY Scott W. Hurley	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)	October 7, 2004

/S/ RICHARD U. DE SCHUTTER Richard U. De Schutter	Chairman of the Board	October 6, 2004

Signature	Title	Date

/S/ BARRY M. ARIKO Barry M. Ariko	Director	October 5, 2004

/S/ JULIAN C. BAKER Julian C. Baker	Director	October 5, 2004

/S/ PAUL A. BROOKE Paul A. Brooke	Director	October 5, 2004

/S/ FREDERICK B. CRAVES Frederick B. Craves	Director	October 7, 2004

/S/ ROY A. WHITFIELD Roy A. Whitfield	Director	October 5, 2004

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on page II-3 hereof).

*	To be filed by amendment or pursuant to a report on Form 8-K pursuant to regulation S-K, Item 601(b), and incorporated herein by reference.